CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made as of the 14th day of June, 2001.

BETWEEN:

DAVID R. SHADDRICK
P.O. Box 4940
Sparks, Nevada, USA 89432
(hereinafter called the "Consultant")

OF THE FIRST PART

AND:

CLAIMSTAKER RESOURCES LTD.
1440, 1166 Alberni Street
Vancouver, British Columbia V6E 3Z3
(hereinafter called the "Company")

OF THE SECOND PART

WHEREAS:

A. The Company is desirous of engaging the Consultant, and the Consultant is ready, willing and able, to carry out and provide geological consulting services (the "Work") on the terms and conditions, herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sums herein provided to be paid by the Company to the Consultant, and of the mutual covenants and undertakings to be performed hereunder, the parties agree as follows:

ARTICLE I

AGREEMENT TO PROVIDE CONSULTING SERVICES

1.01 The Consultant will carry out the Work for the Company as described and at the rate set out in Schedule "A" hereto.

1.02 The Consultant will carry out the Work in consultation with, and reporting directly to, the President and/or the Chief Financial Officer of the Company and covenants to conduct the Work in a businesslike manner, in keeping with professional practices in the industry and in a safe and lawful manner.

ARTICLE II

REPORTING

2.01 The Consultant will, as directed in writing, provide the Company with regular progress reports, in such form as the Company may reasonably require. All reports and copies thereof are to be directed as follows:

Mr. Nicholas T. Ferris
President
Claimstaker Resources Ltd.
1440, 1166 Alberni Street
Vancouver, British Columbia V6E 3Z3

2.02 To the extent that it relates to the Company, the information contained in such reports will be the exclusive property of the Company.

ARTICLE III

WORKER'S COMPENSATION

3.01 In the event the Consultant employs in the Work any person who is required to be insured under Worker's Compensation legislation, or the Regulations of a Provincial or State employment commission or authority or equivalent, the Consultant shall, and covenants to, register with such authority and to pay all levies, premiums, and assessments required to maintain itself in good standing with such authority in respect of the Work to be performed under this Agreement.

ARTICLE IV

INDEMNIFICATION

4.01 In the event the Company shall use the advice or report(s) of the Consultant in any way as an inducement or representation to others to rely thereon without the prior written consent of the Consultant and such holding out or representation or inducement shall become the subject of any claim for any loss, demand, cost, damage, action, suit or proceeding whatsoever, the Company covenants to indemnify and save the Consultant harmless therefrom, it being understood that such indemnification shall survive termination of this Agreement for a period of two years.

ARTICLE V

ACCOUNTS

5.01 The Consultant shall within fifteen (15) days after the end of each month during which the Work is performed provide the Company with a statement of account for the work performed during such month, such statement to be reasonably detailed and supported by receipts and vouchers for out-of-pocket and other expenses incurred and materials supplied by the Consultant under this Agreement during the period to which such statement relates. At the conclusion of the Work, the Consultant shall furnish the Company with a final itemized statement of account. 5.02 The Company shall, within fifteen (15) days of receipt of each itemized statement of account furnished by the Consultant, pay the Consultant all fees, costs and charges on disbursements shown in such itemized statement of account.

ARTICLE VI

TERMINATION

6.01 Any of the parties may for any reason and in their sole discretion terminate this Agreement by giving thirty (30) days notice to the other to that effect. The Company shall be liable to pay the Consultant for all Work undertaken and expenses incurred by the Consultant to the effective date of termination.

ARTICLE VII

ASSIGNMENT

7.01 The Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

ARTICLE VIII

AMENDMENT OF THIS AGREEMENT

8.01 The terms and conditions of this Agreement may be altered only by written form of amendment duly executed by both parties hereto.

ARTICLE IX

NOTICE

9.01 Any notice required or permitted to be given hereunder by any party shall be deemed to have been given on the day such notice is delivered in writing to the addresses as set out in the front page of this Agreement or, if verbal, when communicated personally or by telephone to the party to whom it is directed and confirmed in writing delivered within three days; written notice shall be directed to the address of such party herein before set out or such other address of which written notice may be given from time to time; notice sent by registered mail will be deemed to have been delivered at the earlier of the time when the receipt thereof is signed by the addressee and seventy-two (72) hours after the posting thereof in any Post Office in Canada.

ARTICLE X

FORCE MAJEURE

10.01 If any party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of force majeure, including but not limited to Act of God, strike, threat of imminent strike, fire, flood, war, insurrection or riot, mob violence or requirement or regulation of government which cannot be overcome by reasonable and lawful means and the use of the facilities normally employed in performing such obligation, then and in any such event, and so often as the same shall occur, any such failure to perform shall not be deemed a breach of this Agreement and the performance of any such obligation shall be suspended during the period of disability, it being understood that if such situation persists more than 14 days, either party may thereupon terminate this Agreement. The parties agree to use all due diligence to remove such causes of disability as may occur from time to time.

ARTICLE XI

CONFIDENTIALITY OF INFORMATION

11.01 The Consultant shall keep confidential from all persons, other than the Company or its directors, officers or counsel or its authorized representatives or such persons as the Company may allow or except as compelled by law or regulation, all private and confidential information obtained in connection with their services as herein provided for and shall at all times make full disclosure of all such information to the Company or such persons as the Company may request, and shall not withhold from the Company or its representatives, or such other persons as the Company may request, any such information;

11.02 On the termination of this Agreement, any reports, advice, information or documentation which may have been rendered for, or delivered by the Consultant to the Company, shall remain with and be the exclusive property of the Company; and

11.03 any documentation supplied by the Company the Consultant during the term of this Agreement shall remain the property of the Company and, upon termination of this Agreement, all such documentation shall forthwith be returned to the Company.

ARTICLE XII

APPLICABLE LAW

12.01 This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

ARTICLE XIII DISPUTES

13.01 Any dispute between the parties concerning any matter or thing arising from this Agreement shall be referred to a mutually agreeable professional who is knowledgeable in the mining industry.

13.02 The decision of the professional referred to in Subsection 13.01 shall be final and binding upon the parties.

13.03 Failing agreement on appointment of a professional under Subsection 13.01, any disagreement or dispute shall be resolved by resort to law and shall be referred to, and the parties hereby expressly attorn to, the jurisdiction of the Courts of the Province of British Columbia.

ARTICLE XIV

OTHER AGREEMENTS

14.01 This Agreement constitutes the complete agreement between the Consultant and the Company and with respect to subject matter treated herein and shall not be varied in its terms by oral agreement, representation or otherwise except an instrument or instruments in writing dated subsequent to the date hereof and executed by the duly authorized representatives of the Consultant and the Company, and this Agreement supercedes all prior agreements, memoranda, correspondence, communication, negotiations or representations, whether oral or written, express or implied, between the parties with respect to the subject matter.

ARTICLE XV

ENUREMENT

15.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. IN WITNESS WHEREOF the parties have hereunto to have effect, caused their common seal(s) to be affixed in the presence of their proper officers duly authorized in that regard the day and year first above written.

SCHEDULE "A"

to the Consulting Services Agreement (the "Agreement") dated the 14th of June, 2001.

1.0 Duties

1.1 The Consultant hereby agrees that he shall make himself available at such times and from time to time as the Company may require to render consultative services to the Company.

1.2 The duties of the Consultant shall include geological consulting services for the Company with respect to the ongoing management of the Company's mineral projects.

1.3 The Consultant agrees to fulfil their duties hereunder faithfully, diligently, and using his best efforts to facilitate the interests of the Company.

2.0 Term

2.1 The engagement of the Employee hereunder shall be for a term of one year (the "Term)" commencing on the 14th day of June, 2001 and terminating on the 14th day of June, 2003, subject to Article VI of the Agreement.

2.2 The Agreement may be extended in writing by the parties on such terms and conditions as can be agreed between the parties.

3.0 Compensation

3.1 The Company agrees to pay the Employee for his services the sum of US$50.00 per hour to a maximum of US$400 per day, plus pre-approved expenses as set out herein.

4.0 Expenses

4.1 The Company agrees to reimburse the Consultant for all pre-approved travel and other expenses actually and properly incurred by the Consultant at the request of the Company in connection with his duties hereunder.

4.2 The expenses covered hereby are to be incurred only on the prior written instructions of the President of the Company and will be reimbursed upon presentation to the Company of the statements and vouchers relating to these expenses.